                                            GLENBROOK LIFE AND ANNUITY COMPANY
                                   MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE

                                                 SINGLE LIFE OPTION
                                               $10,000 INITIAL PREMIUM
                                                   ISSUE AGE 45 MALE
                                              INITIAL FACE AMOUNT: $39,998

                   ASSUMING HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF 12% (11.01% NET)


                                                         CURRENT CHARGES(1)                        GUARANTEED CHARGES(2)

                                      ------------------------------------------        -------------------------------------------
                    Premiums
    End of         Accumulated                            Cash                                                             Cash
   Contract        at 5% Interest       Account          Surrender         Death           Account       Surrender         Death
     Year          Per Year             Value             Value            Benefit          Value          Value          Benefit
---------------    ---------------    -------------   -------------    -------------   -------------   -------------    -----------

      1              10,500             10,824            9,974          39,998           10,748          9,898          39,998
      2              11,025             11,720           10,891          39,998           11,557         10,729          39,998
      3              11,576             12,692           11,884          39,998           12,435         11,627          39,998
      4              12,155             13,747           13,004          39,998           13,386         12,642          39,998
      5              12,763             14,894           14,256          39,998           14,419         13,782          39,998
      6              13,401             16,139           15,607          39,998           15,541         15,010          39,998
      7              14,071             17,491           17,066          39,998           16,760         16,335          39,998
      8              14,775             18,959           18,640          39,998           18,086         17,767          39,998
      9              15,513             20,553           20,340          39,998           19,530         19,317          39,998
      10             16,289             22,284           22,284          39,998           21,104         21,104          39,998
      11             17,103             24,286           24,286          39,998           22,916         22,916          39,998
      12             17,959             26,470           26,470          39,998           24,909         24,909          39,998
      13             18,856             28,854           28,854          40,973           27,107         27,107          39,998
      14             19,799             31,459           31,459          43,414           29,535         29,535          40,758
      15             20,789             34,308           34,308          45,973           32,206         32,206          43,157
      16             21,829             37,425           37,425          48,653           35,131         35,131          45,670
      17             22,920             40,825           40,825          52,256           38,320         38,320          49,050
      18             24,066             44,533           44,533          56,112           41,798         41,798          52,666
      19             25,270             48,577           48,577          60,236           45,592         45,592          56,534
      20             26,533             52,990           52,990          64,648           49,731         49,731          60,672
      25             33,864             81,855           81,855          94,952           76,716         76,716          88,991
      35             55,160            197,508          197,508         207,383          184,866        184,866         194,110

* When the account value is $0 or less, the Death Benefit is only payable if subsequent premiums are paid to keep the policy in force.

(1) Values reflect investment results using current cost of insurance rates, administrative fees, and Mortality and Expense Risk Rates. (2) Values reflect investment results using guaranteed cost of insurance rates, administrative fees, and Mortality and Expense Risk Rates.


        THE HYPOTHETICAL INVESTMENT RESULTS SHOWN ABOVE AND ELSEWHERE IN THIS
PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF
PAST OR FUTURE INVESTMENT RESULTS. ACTUAL RESULTS MAY BE MORE OR LESS THAN THOSE
SHOWN. THE DEATH BENEFIT, ACCOUNT VALUE, AND CASH SURRENDER VALUE FOR A CONTRACT
WILL BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RETURN APPLICABLE TO
THE CONTRACT AVERAGES 12% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR
BELOW THAT AVERAGE FOR INDIVIDUAL CONTRACT YEARS. THE DEATH BENEFIT, ACCOUNT
VALUE, AND CASH SURRENDER VALUE FOR A CONTRACT WILL ALSO BE DIFFERENT FROM THOSE
SHOWN, DEPENDING ON THE INVESTMENT ALLOCATIONS MADE TO THE SEPARATE ACCOUNT AND
THE RATES OF RETURN OF THE SEPARATE ACCOUNT. NO REPRESENTATION CAN BE MADE THAT
THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED
OVER ANY PERIOD OF TIME.
